Exhibit 99.1

Regado Biosciences Announces Pricing of Public Offering of Common Stock

Basking Ridge, N.J. – April 11, 2014 — Regado Biosciences, Inc. (Nasdaq: RGDO), today announced the pricing of its previously announced underwritten public offering of 10,000,000 shares of its common stock, offered at a price of $6.00 per share to the public. The gross proceeds to Regado from this offering are expected to be approximately $60.0 million, before deducting underwriting discounts and commissions, and other estimated offering expenses payable by Regado. The offering is expected to close on or about April 16, 2014, subject to the satisfaction of customary closing conditions. Regado has granted the underwriters a 30-day option to purchase up to an aggregate of 1,500,000 additional shares of common stock. Regado expects to use the net proceeds of this offering to fund further clinical development of its lead product candidate, REG1, and for working capital and other general corporate purposes.

Jefferies LLC, Deutsche Bank Securities and Cowen and Company, LLC, are acting as joint book-running managers for the proposed offering.

A registration statement on Form S-1 relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission and is effective. This offering is being made only by means of a written prospectus forming part of the effective registration statement. When available, copies of the final prospectus related to the offering may be obtained from the offices of Jefferies LLC, c/o Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY, 10022, or by emailing Prospectus_Department@Jefferies.com, or by telephone at (877) 547-6340, or from the offices of Deutsche Bank Securities Inc., c/o Prospectus Group, 60 Wall Street, New York, NY 10005, or by emailing prospectus.CPDG@db.com or by telephone at (800) 503-4611, or from the offices of Cowen and Company, LLC, c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY, 11717, Prospectus Department, or by telephone at (631) 274-2806.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

ABOUT REGADO BIOSCIENCES

Regado Biosciences, Inc. is a biopharmaceutical company focused on the discovery and development of novel, oligonucleotide-based actively controllable therapeutics. Our initial focus is on applications in the acute and sub-acute cardiovascular therapeutic area.

120 Mountain View Boulevard	1st Floor	Basking Ridge, NJ 07920	www.regadobio.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the expected proceeds of the offering, the expected closing date of the offering. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from those projected in forward-looking statements include the “Risk Factors” described in the prospectus included in Regado’s Registration Statement on Form S-1 (File No. 333-195005), initially filed with the SEC on April 3, 2014, and as amended. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. The Company has no obligation, and expressly disclaim any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contacts:

David Schull or Lena Evans

Russo Partners

212-845-4271

212-845-4262

david.schull@russopartnersllc.com

lena.evans@russopartnersllc.com

Investor Relations Contacts:

Tricia Truehart or Chelsea Wheeler

Trout Group

646-378-2953

646-378-2941

regadobio@troutgroup.com

120 Mountain View Boulevard	1st Floor	Basking Ridge, NJ 07920	www.regadobio.com